UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported)      September 13, 2005
THE MED-DESIGN CORPORATION
(Exact Name of Registrant Specified in Charter)

Delaware	0-25852	23-2771475

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2810 Bunsen Avenue Ventura, California	93003

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code      (805) 339-0375

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     (a) As previously disclosed by The Med-Design Corporation (the “Company”), on March 16, 2005, the Company received a notice from the Listing Qualifications Department of the Nasdaq Stock Market, Inc. indicating that the Company was not in compliance with the minimum $1.00 per share bid price requirement of Marketplace Rule 4450(a)(5) (the “Rule”), and that the Company would be provided 180 calendar days, or until September 12, 2005, to regain compliance.
On September 13, 2005, the Company received another letter from Nasdaq’s Listing Qualifications Department indicating that the Company has not regained compliance with the minimum bid price requirement for continued listing under the Rule. Since the Company has not regained compliance with the Rule, its securities are subject to delisting from The Nasdaq National Market on September 22, 2005. The Company plans to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. A hearing request will stay the delisting of the Company’s securities pending the Panel’s decision. There can be no assurance that the Panel will grant the Company’s request for continued listing.
The Company issued a press release announcing the receipt of the Listing Qualification Department letter on September 19, 2005, a copy of which is attached as Exhibit 99.1 hereto and is incorporated by reference.
Item 9.01. Financial Statement and Exhibits
     (c) Exhibits.
99.1      Press Release, dated September 19, 2005, issued by The Med-Design Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MED-DESIGN CORPORATION (Registrant)
By:	/s/ LAWRENCE ELLIS
Lawrence Ellis
Chief Financial Officer

Dated: September 19, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated September 19, 2005.